AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1999
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.
             (Exact Name of Registrant as Specified in Its Charter)

                            ROYAL PHILIPS ELECTRONICS
                     (Registrant's Name for Use in English)

                                 THE NETHERLANDS
         (State or Other Jurisdiction of Incorporation or Organization)
                                      NONE
                     (I.R.S. Employer Identification Number)

        REMBRANDT TOWER, AMSTELPLEIN 1, AMSTERDAM 1070MX, THE NETHERLANDS
                    (Address of Principal Executive Offices)

                  PHILIPS ELECTRONICS NORTH AMERICA CORPORATION
                             1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                LYNNE A. BEZIKOS
           1251 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10020-1104
                                 (212) 536-0612
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED          PROPOSED
                                                                      MAXIMUM           MAXIMUM         AMOUNT OF
     TITLE OF EACH CLASS OF                                        OFFERING PRICE      AGGREGATE      REGISTRATION
  SECURITIES TO BE REGISTERED        AMOUNT TO BE REGISTERED        PER SHARE(1)     OFFERING PRICE       FEE
-------------------------------------------------------------------------------------------------------------------
COMMON SHARES OF KONINKLIJKE                 625,000                   $71.71         $44,818,750       $13,222
PHILIPS ELECTRONICS N.V.,  PAR
VALUE 10 DUTCH GUILDERS PER
SHARE
===================================================================================================================

(1) CALCULATED SOLELY FOR THE PURPOSE OF DETERMINING THE REGISTRATION FEE PURSUANT TO RULE 457(h) BASED UPON THE PRICE AT WHICH THE OPTIONS MAY BE EXERCISED, $71.71 PER SHARE.

                                     PART I
--------------------------------------------------------------------------------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE


         As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) through (c) below are incorporated by reference in the registration statement; and all documents (including Form 20-Fs) subsequently filed and, to the extent (if any) provided therein, any further documents subsequently furnished (including Form 6-Ks) by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

         (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or either: (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Act") that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed, or (2) the Registrant's effective registration statement on Form 20-F filed under the Exchange Act containing audited financial statements for the registrant's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Registrant's Common Shares, par value 10 Dutch guilders per share ("Common Shares"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Association of Royal Philips Electronics contain no provisions under which any member of its Board of Management or Supervisory Board or officers is indemnified in any manner against any liability which he may incur in his capacity as such. However, article 40 of the Articles of Association of Royal Philips Electronics provides: "Adoption by the General Meeting of Shareholders of the annual accounts ... without any express reservation made by the general meeting of shareholders shall have the effect of fully discharging the Board of Management and the Supervisory Board from liability for performance of their respective duties in the financial year concerned."

         Under Netherlands' law, this discharge is not absolute and would not be effective as to any matters not disclosed in the annual accounts and the report of the Board of Management, as presented to and adopted by the General Meeting of Shareholders.

         Members of the Board of Management, the Supervisory Board and certain officers of Royal Philips Electronics are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
  No.           Description
-------         -----------

4.1 Philips Electronics North America Corporation 1998 Stock Option Plan, dated February 12, 1998.

23.1            Consent of KPMG Accountants N.V.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     SIGNATURES OF ROYAL PHILIPS ELECTRONICS

         Pursuant to the requirements of the Securities Act of 1933, KONINKLIJKE PHILIPS ELECTRONICS N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on January 6, 1999.

                           KONINKLIJKE PHILIPS ELECTRONICS N.V.


                           By: /s/ A. Westerlaken
                              ---------------------------
                           Name:  A. Westerlaken
                           Title: General Secretary

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Lynne A. Bezikos his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on January 6, 1999.

Name                              Title
----                              -----

/s/ Cor Boonstra                  President, Chairman of the Board of Management
----------------------------      (Principal Executive Officer)
Cor Boonstra

/s/ Dudley G. Eustace             Executive Vice-President, Vice-Chairman of
----------------------------      the Board of Management
Dudley G. Eustace

/s/ Jan H.M. Hommen               Executive Vice-President, Member of the Board
----------------------------      of Management and Chief Financial Officer
Jan H.M. Hommen                   (Principal Financial and Accounting Officer)

/s/ Adri Baan                     Executive Vice-President, Member of the Board
----------------------------      of Management
Adri Baan

/s/ Doug J. Dunn                  Executive Vice-President, Member of the Board
----------------------------      of Management
Doug J. Dunn

/s/ Y. C. Lo                      Executive Vice-President, Member of the Board
----------------------------      of Management
Y.C. Lo

Name                              Title
----                              -----


/s/ Arthur P.M. van der Poel      Executive Vice-President, Member of the Board
----------------------------      of Management
Arthur P.M. van der Poel

/s/ John W. Whybrow               Executive Vice-President, Member of the Board
----------------------------      of Management
John W. Whybrow

/s/ Roel Pieper                   Executive Vice-President, Member of the Board
----------------------------      of Management
Roel Pieper

/s/ F.A. Maljers                  Chairman of the Supervisory Board
----------------------------
F.A. Maljers

/s/ A. Leysen                     Vice-Chairman of the Supervisory Board
----------------------------
A. Leysen

/s/ W. Hilger                     Member of the Supervisory Board
----------------------------
W. Hilger

/s/ L.C. van Wachem               Member of the Supervisory Board
----------------------------
L.C. van Wachem

/s/ C.J. Oort                     Member of the Supervisory Board
----------------------------
C.J. Oort

/s/ L. Schweitzer                 Member of the Supervisory Board
----------------------------
L. Schweitzer

/s/ Sir Richard Greenbury         Member of the Supervisory Board
----------------------------
Sir Richard Greenbury

/s/ W. de Kleuver                 Member of the Supervisory Board
----------------------------
W. de Kleuver

/s/ Lynne A. Bezikos              Duly authorized representative in the United
----------------------------      States
Lynne A. Bezikos

                                INDEX TO EXHIBITS

4.1 Philips Electronics North America Corporation 1998 Stock Option Plan, dated February 12, 1998.

23.1      Consent of KPMG Accountants N.V.